UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

GLOBAL INDEMNITY GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34809	85-2619578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 S. French St., Suite 105 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 691-6276

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2024, Global Indemnity Group, LLC (“GBLI”) announced that Thomas M. McGeehan, Chief Financial Officer, will retire effective March 31, 2024. Effective March 31, 2024, Brian Riley, Senior Vice President of Finance, will become GBLI’s Chief Financial Officer.

Mr. Riley has served GBLI and its predecessors in the Finance Department since 1995 with increasing roles of responsibility, including controller, treasurer and the Chief Financial Officer of Penn-America Group, Incorporated. From 1991 to 1995, Mr. Riley was a senior accountant with KPMG International Limited. Mr. Riley received a Bachelor of Science – Accounting from the Pennsylvania State University.

Upon his retirement on March 31, 2024, Mr. McGeehan will join GBLI’s Board of Directors pursuant to the Class B Majority Shareholder’s rights under GBLI’s Second Amended and Restated Limited Liability Company Agreement. Mr. McGeehan joined GBLI in 2001 and became the Chief Financial Officer in 2008. Prior to GBLI, Mr. McGeehan worked at Colonial Penn Insurance Company, a subsidiary of General Electric Financial Assurance, ultimately serving as assistant vice president finance/marketing & accounting. Mr. McGeehan received a Bachelor’s of Business Administration from Temple University; a Master of Business Administration from La Salle University; and a Master of Taxation from Villanova University. Mr. McGeehan will serve as a member of the Investment Committee.

Mr. McGeehan will be a party to an agreement with the Class B Majority Shareholder pursuant to which he becomes a director. The agreement provides that the Class B Majority Shareholder may remove him at any time and Mr. McGeehan agrees to immediately resign from the Board upon the request of the Class B Majority Shareholder. Mr. McGeehan agrees to act in accordance with the GBLI’s Insider Trading Policy, that a duty of confidentiality is owed to GBLI and to the Class B Majority Shareholder, and to keep the Class B Majority Shareholder updated on developments at GBLI.

Mr. McGeehan is not party to any transaction with GBLI that would require disclosure under Item 404(a) of Regulation S-K. As a director, Mr. McGeehan will be subject to the non-executive director compensation plan as described in GBLI’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2023. Mr. McGeehan will not be party to any other material plan, contract or arrangement or any grant or award under any such plan, contract or arrangement that was entered into in connection with his appointment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

March 13, 2024	By: /s/ Stephen W. Ries
Name: Stephen W. Ries
Title: Secretary